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                            ASSET PURCHASE AGREEMENT

                                  by and among

                         BALDWIN TECHNOLOGY CORPORATION

                                      AND

                            SYSTEMS TECHNOLOGY, INC.
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                               TABLE OF CONTENTS

1.   Agreement to Sell and Agreement to Purchase.............................1
     1.1  Assets to be Conveyed..............................................1
     1.2  Excluded Assets....................................................3
     1.3  Further Assurances.................................................3

2.   Consideration...........................................................3
     2.1  Purchase Price.....................................................3
     2.2  Allocation of Purchase Price.......................................5

3.   Representations and Warranties of Seller................................5
     3.1  Organization and Good Standing.....................................5
     3.2  Authorization of Agreement.........................................5
     3.3  Ownership of Acquisition Assets....................................6
     3.4  Financial Condition................................................6
          3.4.1     Financial Statements.....................................6
          3.4.2     Accounting Standards.....................................6
          3.4.3     Absence of Certain Changes...............................7
     3.5  Property of Seller.................................................8
          3.5.1     Real Property............................................8
          3.5.2     Tangible Personal Property...............................8
          3.5.3     Intangible Personal Property.............................8
     3.6  Agreement Not in Breach of Other Instruments.......................9
     3.7  Labor and Employment Matters.......................................9
     3.8  Litigation and Compliance with Laws...............................10
          3.8.1     Litigation Pending or Threatened........................10
          3.8.2     Violation of Law........................................10
     3.9  Powers of Attorney and Suretyships................................11
     3.10 Insurance.........................................................11
     3.11 No Undisclosed Liabilities........................................11
     3.12 Prospects.........................................................12
     3.13 Taxes.............................................................12
     3.14 Brokerage.........................................................12
     3.15 Limitation........................................................12

4.   Representations and Warranties of Buyer................................12
     4.1  Organization and Corporate Authority..............................12
     4.2  Agreement Not in Breach of Other Instruments......................12
     4.3  Regulatory Approvals..............................................13
     4.4  Brokerage.........................................................13
     4.5  Financial Capacity................................................13

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5.   Closing..................................................................13

6.   Certain Understandings and Agreements of the Parties.....................13
     6.1  Prorations..........................................................13
     6.2  Condition to Transfer of Certain Contracts..........................13
     6.3  Use of Name.........................................................14
     6.4  Employees...........................................................14
     6.5  Public Announcements................................................14
     6.6  Best Efforts........................................................14
     6.7  Post-Closing Covenants..............................................15

7.   Conditions to Obligations of Seller......................................15
     7.1  Correctness of Representations and Warranties.......................16
     7.2  Performance of Covenants and Agreements.............................16
     7.3  Opinion of Counsel for Buyer........................................16
     7.4  Exhibits and Schedules..............................................16
     7.5  Mapics..............................................................16
     7.6  Additional Closing Documents........................................16
     7.7  No Legal Bar........................................................16

8.   Conditions to Obligations of Buyer.......................................16
     8.1  Correctness of Representations and Warranties.......................17
     8.2  Performance of Covenants and Agreements.............................17
     8.3  Opinion of Counsel for Seller.......................................17
     8.4  Exhibits and Schedules..............................................17
     8.5  Mapics..............................................................17
     8.6  Additional Closing Documents........................................17
     8.7  No Legal Bar........................................................17
     8.8  Material Adverse Effect.............................................18
     8.9  Covenant Not to Compete.............................................18
     8.10 Third-Party Consents and Approvals..................................18
     8.11 Board of Directors Approval.........................................18
     8.12 Transfer Documents..................................................18

9.   Indemnification..........................................................18
     9.1  Indemnification by Seller...........................................18
     9.2  Indemnification by Buyer............................................19
     9.3  Indemnification Limitations.........................................19
     9.4  Claims..............................................................20
     9.5  Defense by Seller...................................................20
     9.6  Notice..............................................................20


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10.  Termination..............................................................20
     10.1  Termination of Agreement...........................................20
     10.2  Effect of Termination..............................................21

11.  Miscellaneous Provisions.................................................21
     11.1  CONSTRUCTION.......................................................21
     11.2  Notices............................................................21
     11.3  Assignment.........................................................22
     11.4  Amendments and Waivers.............................................22
     11.5  Survival...........................................................23
     11.6  Remedies...........................................................23
     11.7  Attorneys' Fees....................................................23
     11.8  Binding Nature of Agreement........................................23
     11.9  Expenses...........................................................23
     11.10 Entire Agreement...................................................23
     11.11 Severability.......................................................23
     11.12 Counterparts.......................................................23
     11.13 Section Headings...................................................24
     11.14 Knowledge..........................................................24

12.  Arbitration..............................................................24
     12.1  Agreement to Arbitrate.............................................24
     12.2  Selection of Arbitrator............................................24
     12.3  Expenses...........................................................24
     12.4  Aid to Arbitration.................................................25

13.  Submission to Jurisdiction; Agent for Service............................25

Schedules

Schedule 1.1(f)     Real Property Lease
Schedule 1.1(g)     Motor Vehicles Owned/Tangible Personal Property
Schedule 1.1(h)     Fixed Assets
Schedule 1.1(i)     Intangible Personal Property
Schedule 1.2(d)     Excluded Intangible Personal Property

Schedule 2.1(b)     Accounts & Notes Payable
Schedule 2.2        Allocation of Purchase Price
Schedule 2.2(b)     Liabilities or Obligations

Schedule 3.3        Acquisition Assets
Schedule 3.4.3      Absence of Certain Changes
Schedule 3.5.3      Matters Relating to Intangible Personal Property

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Schedule 3.7             Labor & Employment Matters
Schedule 3.8.1           Pending Litigation
Schedule 3.10            Insurance
Schedule 3.13            Taxes

Schedule 6.2             Consent of Contracts
Schedule 6.4             Employees





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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 7th day of September, 2000 by and among, Baldwin Technology Corporation, a Connecticut corporation ("Seller"), and Systems Technology, Inc., a Delaware corporation ("Buyer") Seller and Buyer shall individually be referenced as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. Seller is engaged in the business of manufacturing and selling: (i) post-press signature handling equipment including, stackers, stacker-bundlers, conveying and other auxiliary equipment, palletizers, and bindery hopper loaders to the global printing and graphic arts market and (ii) high-speed cartoning equipment targeted toward fulfillment and distribution centers focused on printed material, books, music and video products through its Baldwin-Stobb Division (the "Division").

     B. Pursuant to the terms of this Agreement, Buyer will purchase substantially all of the assets of the Division in return for cash and the assumption of certain liabilities.

                                   AGREEMENT

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

     1.    Agreement to Sell and Agreement to Purchase.

           1.1 Assets to be Conveyed. On the Closing Date (as hereinafter defined) Seller shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase, all of the following assets, properties and rights of Seller (hereinafter collectively referred to as the "Acquisition Assets"):

                  (a) All inventories of raw material, work-in-process and new or used finished goods of Seller used in the Division which exist on the Closing Date (collectively, the "Inventory"), whether located at Seller's premises or elsewhere, including without limitation any inventory owned by Seller and held by third parties on consignment.

                  (b) All office equipment and supplies, containers, tote bins and other packaging material, equipment, spare parts, safety equipment, maintenance supplies and other similar items of Seller used in the Division which exist on the Closing Date, whether or not reflected in the Seller's books and records;


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                  (c)     All goodwill of the Division, customer lists, sales
brochures, computer software, books, records and accounts, correspondence, production records and employment records relating to or arising out of the Division;

                  (d) All trade and intercompany accounts receivable, notes and notes receivable of the Division existing on the Closing Date which are payable to the Division or the Seller (the "Accounts Receivable");

                  (e) All rights of Seller under express or implied warranties from the suppliers of Seller with respect to the Acquisition Assets;

                  (f) All of Seller's right, title and interest in and to each real property lease, equipment or other lease, license, contract, agreement, purchase or sales order, indenture or commitment, written or oral, to the extent related to the Division to which Seller is a party on the closing Date or by which any of the Acquisition Assets is then bound (collectively, the "Contracts"), including, without limitation, that lease set forth on Schedule 1.1(f) (the "Real Property Lease") of the real property located at 1351 E. Riverview Drive, San Bernardino, California (the "Real Property");

                  (g) The motor vehicles owned or used by Seller on the Closing Date in connection with the Division that are listed in Schedule 1.1(g) attached hereto;

                  (h) All of the machinery, equipment, tooling, dies, tools, furnaces, furniture, fixtures, cranes and craneways owned or used by Seller for the Division on the Closing Date (hereinafter referred to together with the motor vehicles specified in Schedule 1.1(g), collectively, as the "Fixed Assets"), whether or not fully depreciated on the books and records of Seller, including, without limitation, those assets set forth in Schedule 1.1(h) attached hereto;

                  (i) Each patent and patent application, copyright, copyright application, trademark, trademark application, service mark, service mark application, trade name and trade name registration (in any such case, whether registered or to be registered in the United States of America or elsewhere) applied for, issued to or owned by Seller and used primarily by the Division and all processes, inventions, trade secrets, trade names used primarily by the Division (including but not limited to the name "Stobb" and the Stobb trademark) and computer programs, formula, know how and other intangible personal property used by Seller in the Division (all of the foregoing in this Section (1.1)(i) being hereinafter referred to collectively as the "Intangible Personal Property") including, without limitation, those items set forth in
Schedule 1.1(f) attached hereto;

                  (j) All of Seller's right, title and interest in and to all prepaid expenses, deposits, or other related assets of Seller related to the Division (the "Prepaid Expenses"); and federal, state, and local or foreign licenses, permits and other governmental authorizations relating to the Division, including, without limitation, those listed in Schedule 1.1(j); and

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          (k) Except as specifically provided in Section 1.2 hereof, all other assets, properties and rights of Seller or any affiliate or subsidiary of Seller primarily used by the Division which exist on the Closing Date, whether tangible or intangible, real or personal.

     1.2 Excluded Assets. Notwithstanding Section 1.1 hereof, Seller is not selling, and Buyer is not purchasing, pursuant to this Agreement, any of the following (the "Excluded Assets"), all of which shall be retained by Seller;

          (a) The Division's cash and cash equivalents;

          (b) Seller's corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation;

          (c) Seller's rights under the liability insurance policies disclosed in Schedule 3.10 attached hereto, but only to the extent in respect of all occurrences insured thereunder which occur prior to the Closing Date;

          (d) All rights to the name "Baldwin" (except as provided in Section
6.3 hereof) and the Intangible Personal Property set forth on Schedule 1.2(d);
and

          (e) Seller's rights under this Agreement.

     1.3 Further Assurances. On the Closing Date and from time to time thereafter Seller will execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer in order to vest in Buyer all right, title and interest in and to the Acquisition Assets and otherwise in order to carry out the purpose and intent of this Agreement.

  2. Consideration

     2.1 Purchase Price. As consideration for the Acquisition Assets and the Covenant Not to Compete (as defined in Section 8.7):

          (a) Buyer shall pay to Seller the sum of: (i) Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000); minus (ii) all payments (including deposits) received by or on behalf of the Division for the period commencing on July 1, 2000, and continuing until the Closing Date; and plus (iii) all obligations paid by or on behalf of the Division (excluding taxes) for the period commencing on July 1, 2000 and continuing until the Closing Date. Such purchase price shall be paid by wire transfer of immediately available funds, provided, that Buyer may pay a portion of the purchase price in any alternate form agreed to by Seller in Seller's sole discretion.

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     (b)  As further consideration for the Acquisition Assets and the Covenant
Not to Compete, subject to Section 2.3, hereof, at the Closing, Buyer shall assume and agree to thereafter pay when due and discharge and indemnify Seller and hold Seller harmless with respect to the following liabilities of the Division (the "Assumed Liabilities"):

          (i) the executory liabilities and obligations of the Division to be performed after the Closing Date under each Contract in effect on the Closing Date and transferred to Buyer in pursuant to Section 1.1(f);

          (ii) the accounts payable and notes payable of the Division as of the Closing Date but only to the extent reflected on Schedule 2.1(b);

          (iii) the accrued expenses of the Division arising in the ordinary course of the business of the Division, including accrued payroll, compensation, vacation, and current benefits expenses, as of the Closing Date (the "Accrued Expenses");

          (iv) except for (A) liabilities or obligations set forth on Schedule 2.2(b) or (B) claims that become known after the Closing Date and are covered under Seller's insurance policies in effect as of the Closing Date, any liabilities or obligations of the Division arising out of defects in, or damages to persons or property arising from, products sold or services manufactured or sold by the Division prior to the Closing Date, including without limitation, any warranty obligations;

          (v) Any liabilities or obligations arising from the employment practices of the Division, including claims of discrimination and harassment based on age, gender, race, religion or other protected category; and

          (vi) Any liabilities or obligations of or relating to the Division with respect to environmental matters, including without limitation those arising under Environmental Health and Safety Requirements. "Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

     (c) Buyer shall not be deemed by anything contained in this Agreement to have assumed and Seller hereby agrees to fully pay and perform in a prompt and timely manner and, pursuant to Section 9, to indemnify Buyer and hold Buyer harmless with respect to the following (collectively, the "Retained Liabilities"):

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               (i)    Any liability of Seller to any person or entity the
existence of which constitutes a breach of any covenant, agreement, representation or warranty of Seller contained in this Agreement;

               (ii) Any negative cash balances, book overdrafts, held checks or similar liabilities of Seller;

               (iii) Any liability of Seller for any Federal, state or local income, franchise or payroll taxes, state or local sales, use or property taxes or other taxes of any kind or description;

               (iv) Any liability or obligation (contingent or otherwise) of Seller arising out of any threatened or pending litigation, including without limitation worker's compensation claims, whether or not set forth in Schedule 3.8.1;

               (v) Any liabilities or obligations of Seller under any Contract which are required to be paid or performed prior to the Closing Date; and

               (vi) Any indebtedness, liabilities or obligations of any nature of Seller, whether absolute or contingent, liquidated or unliquidated, accrued or unaccrued, known or unknown, or due or to become due, unless specifically assumed by Buyer under Section 2.1(b).

     2.2 Allocation of Purchase Price. The parties hereof agree that the Purchase Price shall be allocated among the Acquisition Assets and the Covenant Not to Compete in accordance with Schedule 2.2. The Seller and Buyer shall jointly complete and separately file Form 8594 with their respective federal income tax returns for the tax year in which the Closing Date occurs in accordance with such allocation, and each of the parties shall refrain from taking a position on any income, transfer or gains tax return, before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is in any manner inconsistent with the terms of any such allocation without written consent of the other in each instance.

3. Representations and Warranties of Seller. Seller represents and warrants to Buyer, as follows:

     3.1 Organization and Good Standing. Seller is organized, validly existing and in good standing under the laws of the State of Connecticut and Seller has the full corporate power to carry on the business of the Division as it is now and has since its organization been conducted and to own, lease or operate the Acquisition Assets.

     3.2 Authorization of Agreement. Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by Seller in connection herewith have been (or upon execution will have been) duly executed and delivered by Seller, have been effectively

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authorized by all action, corporate or otherwise necessary on the part of
Seller, and constitute (or upon execution by all parties thereto will constitute) legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors and (ii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

     3.3 Ownership of Acquisition Assets. Except as set forth in Schedule 3.3, Seller is the lawful owner of or, in the case of leased assets, has the right to use and transfer to Buyer each of the Acquisition Assets, and the Acquisition Assets are free and clear of all Liens other than Permitted Liens. As used herein, "Liens" shall mean liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances, easements,, covenants, conditions, options or claims of any kind or nature whatsoever. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Acquisition Assets in Buyer, free and clear of all Liens. As used herein, "Permitted Liens" shall mean (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) contractual and statutory landlord's Liens which in the aggregate shall not exceed $2,000, (iii) mechanic's, materialman's, repairman's and other similar Liens arising in the ordinary course of business which in the aggregate shall not exceed $2,000, and (iv) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the Division and which does not secure obligations for money borrowed.

     3.4  Financial Condition.

          3.4.1 Financial Statements. Seller has furnished to Buyer financial statements of the Division at and for the years ended June 30, 1998, June 30, 1999 and June 30, 2000 consisting of balance sheets and the related statements of operations, statements of cash flows and statements of stockholders' equity (collectively, the "Financial Statements").

          3.4.2 Accounting Standards. The Financial Statements: (i) have been prepared in accordance with the books and records of Seller; (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered; (iii) to the knowledge of Seller, reflect and provide adequate reserves and disclosures in respect of all liabilities of the Division, including all contingent liabilities, as of their respective dates to the extent required by GAAP; (iv) to the knowledge of Seller, present fairly the financial position and results of operations of the Division at and for the fiscal periods indicated therein provided, however, that the Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items; and (v) to the knowledge of Seller, with respect to contracts and commitments for the sale of

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goods or the provision of services by the Division, contain and reflect adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts.

     3.4.3 Absence of Certain Changes. To the knowledge of Seller and except as set forth on Schedule 3.4.3, since June 30, 2000 there has not been:

          (a) any sale, distribution, transfer or subjection to any Lien of any of the Acquisition Assets, except sales of inventory in the ordinary and usual course of business;

          (b) any transaction by the Division not in the ordinary and usual course of business;

          (c) any event causing a Material Adverse Effect (as defined below in this Section 3.4.3) for the Division;

          (d) any damage, destruction or loss, whether or not covered by insurance, to the Acquisition Assets, which has a Material Adverse Effect;

          (e) any alteration in the manner in which Seller keeps the books, accounts or records of the Division or in the accounting practices therein reflected, including the recognition and computation of accrued expenses for the Division;

          (f) a termination, or a threatened termination, or material modification of any material Contract of the Division or the relationship of the Seller with any material customer or supplier of the Division or the occurrence of any adverse event affecting any product or process used by or in the Division;

          (g) except as provided elsewhere herein, any acquisitions or leases of or commitments to acquire or lease any realty, or any item of personal property, other than inventory purchased in the ordinary course of business, for the Division; or

          (h) any change in the operations, business or manner of conducting the business of the Division, other than changes in the ordinary and usual course of business consistent with past practice, none of which, individually or in the aggregate, has had or is expected to have a Material Adverse Effect.

          As used in this Agreement, "Material Adverse Effect" means any change in or effect on the business of the Division that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Division.

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     3.5  Property of Seller.

          3.5.1  Real Property.

                 (a) Except for the Real Property Lease, there is no parcel of real property, building or other improvement owned or leased by Seller and used primarily by the Division;

                 (b) To the knowledge of Seller, the Real Property Lease is valid and effective in accordance with its terms, and Seller is not in default thereunder, except where the lack of such validity or effectiveness or the existence of such default or event of default would not have a Material Adverse effect on the ability of Seller to perform its obligations under this Agreement;

                 (c) To the knowledge of Seller, Seller holds valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of the Real Property; and

                 (d) There is no condemnation or eminent domain proceeding pending which relates to the Real Property and, to the knowledge of Seller, there is no such proceeding threatened by any relevant governmental authority nor any such proceeding to which the Seller is not a party but as to which its properties are subject which materially and adversely affects any or such properties.

          3.5.2  Tangible Personal Property. There is listed in Schedule 1.1(g):
(i) each item of tangible personal property (other than Inventory) owned by Seller or in the possession of Seller which is to be transferred to Buyer pursuant hereto; and (ii) an identification of the owner of, and any agreement relating to the use of, each item of tangible personal property the rights to which are to be transferred to Buyer pursuant hereto under leases or other similar agreements included in the Contracts. Except as otherwise indicated on such Schedule 1.1(g) or Schedule 1.1(h), Seller owns all of the tangible personal property used in the Division free and clear of all Liens (other than Permitted Liens), and except as set forth in Section 1.2, all such property will be transferred to Buyer at the Closing free and clear of all Liens (other than Permitted Liens). Each item of tangible personal property is being sold "as is" and is not being sold with any warranties, either express or implied.

          3.5.3 Intangible Personal Property. There is listed in Schedule 1.1(i), (i) an identification of items of Intangible Personal Property owned by Seller and used by Seller in the conduct of the Division and (ii) a true and complete list of all licenses or similar agreements or arrangements to which Seller is a party either as licensee or licensor for each such item of Intangible Personal Property. Except as otherwise indicated on Schedule 1.1(i), Seller owns all of such Intangible Personal Property free and clear of all Liens (other than Permitted Liens), and, except as set forth in Section 1.2, all such Intangible Personal Property will be transferred to Buyer at the


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Closing free and clear of all Liens (other than Permitted Liens). Except as set forth in Schedule 3.5.3:

          (a) There have not been any actions or other judicial or adversary proceedings involving Seller concerning any of the Intangible Personal Property, nor, to the knowledge of Seller, is any such action or proceeding threatened;

          (b) Seller has the right and authority to use all items of Intangible Personal Property in connection with the conduct of the Division in the manner presently conducted and to convey such right and authority to Buyer, and, such use does not conflict with, infringe upon or violate any patent, copyright, trademark, service mark, trade secret, trade name or other right of any other person, firm or corporation;

          (c) There are no outstanding, nor, to the knowledge of Seller, are there any threatened, disputes or disagreements with respect to any licenses or similar agreements or arrangements included in the Intangible Personal Property; and

          (d) The conduct of the Division does not conflict with, infringe upon or violate any patent, copyright, trademark, service mark, trade secret, trade name or other similar rights of others.

     3.6 Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, and Contract or any other material agreement, indenture or other instrument to which Seller is a party or by which it is bound, the Articles of Incorporation or Bylaws of Seller or any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Seller.

     3.7  Labor and Employment Matters.

          (a)  Except as set forth in Schedule 3.7 attached hereto, there is no
(i) collective bargaining agreement or other labor agreement related to the Division to which Seller is a party or by which it is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, retirement, welfare, incentive or severance plan, policy or similar contract related to the Division to which Seller is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of the Division. Any bonus to be paid in 2000 to an employee of the Division pursuant to a bonus plan set forth on Schedule 3.7 shall be consistent with the past practices of Division and accrued on the Financial Statements at the Closing Date.


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
          (b) No party to any such agreement, plan or contract is in default with respect thereto, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto except to the extent such default would not have a Material Adverse Effect.

          (c) The Division has complied with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate governmental authorities or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees of the Division and is not liable for any arrearages of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. To the knowledge of Seller, there is no unfair labor practice compliant against Seller related to the Division pending before the National Labor Relations Board or any state or local agency or any basis for any such complaint; pending labor strike or other material labor trouble affecting the Division; labor grievance pending against Seller related to the Division or any basis for any such grievance; pending representation question respecting the employees of the Division; pending arbitration proceedings arising out of or under any collective bargaining agreement related to the Division to which Seller is a party; basis for which a claim may be made under any collective bargaining agreement related to the Division to which Seller is a party; or any pending or threatened claim related to the Division against Seller regarding the discharge or dismissal of any employee of the Division and there is no basis for any such claim. All reasonably anticipated obligations of Seller relating to the Division (whether arising by operation of law, by contract, by past custom or otherwise), for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to the officers, directors or other employees of the Division in respect of the services rendered by any of them have been paid or adequate accruals therefore have been made in the ordinary course of business in the Financial Statements for obligations accrued through the date thereof, and in the books and records of the Seller for obligations accruing thereafter.

     3.8  Litigation and Compliance with Laws.

          3.8.1     Litigation Pending or Threatened. Except as set forth in
Schedule 3.8.1 there is no action, suit, arbitration, proceeding, grievance or investigation, pending or, to the knowledge of Seller, threatened, before any court, tribunal, panel, master or governmental agency, authority or body in which Seller is a party and to which the Division or the Acquisition Assets are subject, nor is Seller, any Shareholder of Seller or any officer or employee of Seller enjoined from any action or subject to any continuing restriction which may adversely affect the Division including, without limitation, litigation with customers or with contractors or suppliers who have performed work on or supplied equipment or materials relating to the Division.

          3.8.2 Violation of Law. To the knowledge of Seller, the Division is not in violation of any provision of any law, decree, order or regulation (including, without limitation, those relating to antitrust or prohibiting other anti-competitive business practices, those relating to employment practices, such as discrimination, OSHA, health and safety, and those relating to minority business enterprises), applicable to Seller or the Division except where such violation would not have a Material Adverse Effect. Seller has all federal, state, local, foreign and other licenses, permits and other governmental authorizations required in the operation of the Division and its properties. Except as provided by this Agreement, no notice to, filing with, or approval or consent of, any governmental agency or body issuing any of the permits, licenses or other governmental authorizations, or otherwise having jurisdiction over Seller or the Division or the operations or properties of the Division, is required in order to permit the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or the sale, transfer and delivery of the Acquisition Assets. The Seller is not a party to any consent decree issued by any governmental agency, authority or body relating to the Division.

          3.9 Powers of Attorney and Suretyships. Seller has no general or special powers or attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual accrued, accruing, contingent or otherwise) as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person relating to the Acquisition Assets or Assumed Liabilities.

          3.10 Insurance. Schedule 3.10 sets forth a true and correct list of all insurance policies of any nature whatsoever maintained by Seller and related to the Division at any time during the three (3) years prior to the date of this Agreement and the annual or other premiums payable thereunder. Such insurance policies in effect shall be maintained until the Closing Date and shall constitute a reasonable insurance program for Seller. All product liability insurance policies of Seller are on an occurrence basis and will continue to provide coverage to Seller after the Closing Date for occurrences prior to the Closing Date. To the knowledge of Seller, there are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the Division of, or any repairs or other work to be done on or with respect to any of the properties or assets of the Division. Seller has not received any notice or other communication from any such insurance company within the three (3) years preceding the date hereof, canceling or materially amending or materially increasing the annual or other premiums payable under any of said insurance policies and, to the knowledge of the Seller, no such cancellation, amendment or increase of premiums is threatened.

          3.11 No Undisclosed Liabilities. Except as and to the extent specifically reflected or reserved against in the Financial Statements at June 30, 2000, and except for accounts payable to suppliers incurred after June 30, 2000 in the ordinary course of business consistent in nature and amounts to the accounts payable reflected in the Financial Statements for comparable periods, Seller has no liability or obligation related to the Division and which would constitute an Assumed Liability of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation).

          3.12 Prospects. Seller has no actual knowledge of any facts that would have a Material Adverse Affect on the prospect of the Division that have not been disclosed to Buyer.

          3.13 Taxes. Except as set forth on Schedule 3.13, within the times and in the manner prescribed by law, Seller has filed all federal, state, local, foreign and other tax returns related to the Division required by law and has paid all such taxes, assessments and penalties due and payable, including without limitation, all federal, state, local, foreign and other income, franchise, withholding, payroll, sales, use, transfer, property and other taxes. All such returns are true, correct and complete and accurately set forth all items to the extent required to be reflected or included in such returns by applicable federal, state, local foreign or other tax laws, regulation or rules. There are no present disputes or audits (other than those audits conducted in the ordinary course of business) as to taxes of any nature payable by Seller relating to the Division.

          3.14 Brokerage. Except for the fees payable to FleetBoston Robertson Stephens, Seller has not dealt with, or is obligated to make any payment to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions.

          3.15 Limitation. Except as expressly set forth in this Section 3, Seller makes no other representation or warranty, express or implied, at law or in equity.

     4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

          4.1 Organization and Corporate Authority. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed in connection herewith have been (or upon execution will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors and (ii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

          4.2 Agreement Not in Breach of Other Instruments. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement, indenture or other instrument to which Buyer is a party or by which it is bound, Buyer's Certificate of Incorporation or Bylaws, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Buyer.

          4.3 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Buyer and which are necessary for the consummation of the transaction contemplated by this Agreement have been obtained and satisfied. Buyer has complied with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable.

          4.4 Brokerage. Buyer has not dealt with, and is not obligated to make any payment to, any finder, broker or investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward to consummation of such transactions.

          4.5 Financial Capacity. To the knowledge of Buyer, Buyer has sufficient funds, and/or commitments from reputable financial institutions to provide to Buyer sufficient funds to effect the Closing and all other transactions provided for in this Agreement.

     5. Closing. The closing of the transactions herein contemplated (the "Closing") shall, unless another date, time or place is agreed to in writing by the parties hereto, take place in Riverside, California at the offices of Varner, Saleson & Dobler LLP at 10:00 a.m., local time, on September 20, 2000 (the "Closing Date") or such other time and date agreed upon by the parties.

     6.   Certain Understandings and Agreements of the Parties.

          6.1 Prorations. Any personal property taxes with respect to the Acquisition Assets to be conveyed to Buyer pursuant hereto and any charges for utilities or similar costs of the Division shall be prorated through the Closing Date and shall be adjusted between the parties hereto from time to time when such amounts become fixed. On or promptly after the Closing and any such adjustment, the resulting amount payable by Buyer or Seller shall be paid immediately upon demand by such party to the party to whom such payment is owed.

          6.2  Condition to Transfer of Certain Contracts.

               (a) Seller shall use commercially reasonable efforts to procure all consents, approvals or waivers which must be obtained by Seller and which are necessary for completion of the transactions described herein, including all required consents from third parties under the Contracts or otherwise and all required consents of any governmental agency or body issuing any permits, licenses or other governmental authorizations affecting Seller or its businesses or properties so that the Division may continue to be operated by Buyer without interruption or any material adverse effect following the Closing. As provided in Section 8.10 hereof, it is a condition precedent to the obligations of Buyer to close the transactions contemplated hereby that all required consents be obtained for each of the Contracts listed in Schedule 6.2 attached hereto (collectively the "Contracts Requiring Consents").

          (b) At the Closing, Buyer may elect to close the transactions contemplated hereby notwithstanding the fact that Seller may have failed to obtain consents to the transfer of one or more Contracts which by their terms require the consent of any other contracting party thereto to the assignment thereof to Buyer. The terms of this Section 6.2(b) shall govern the transfer of the benefits of each such Contract. Notwithstanding anything herein to the contrary,the parties hereto acknowledge and agree that at the Closing, the Seller will not assign to Buyer any such Contract which by its terms requires the consent of any other contracting party thereto unless each such consent has been obtained prior to the Closing Date. With respect to each such unassigned Contract, after the Closing Date Seller shall continue to deal with the other contracting party(ies) to such Contract as the prime contracting party and shall use commercially reasonable efforts to obtain the consent of all required parties to the assignment of such Contract, but Buyer shall be entitled to the benefits of such Contract accruing after the Closing Date to the extent that Seller may provide Buyer with such benefits without violating the terms of such Contract. Buyer agrees to perform at its sole expense all of the obligations of Seller to be performed under any such Contract the benefits of which Buyer is receiving after the Closing Date.

     6.3 Use of Name. Except in connection with (i) any filing with any governmental authority or (ii) any press release permitted hereunder, Buyer shall not, and shall cause each of its subsidiaries not to, use the name "Baldwin-Stobb" or any derivative thereof other than "Stobb", or any logo or other trademark or service mark of Seller in any way whatsoever at any time after the Closing, provided, that for a period of eighteen (18) months after the Closing Date, Buyer may (i) identify itself as formerly being the Baldwin-Stobb division of Seller and (ii) continue to use any brochure, catalogue or other promotional material (such material not to include any letterhead or other stationary of Baldwin) currently in existence, provided, that Buyer affix to any such material a statement that Buyer is no longer affiliated with Seller.

     6.4 Employees. Except as set forth in Schedule 6.4, Buyer shall offer employment to all of the current employees of the Division.

     6.5 Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

     6.6 Best Efforts. Prior to the Closing, Seller shall use its best efforts to cause the conditions set forth in Section 8, and Buyer shall use its best efforts to cause the conditions set forth in Section 7, to be satisfied on a timely basis, and neither party shall take or omit to take any action.

the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties made by it in this Agreement becoming untrue, or in any of the conditions set forth in Section 8 or
Section 7 not being satisfied.

     6.7 Post-Closing Convenants. With respect to the period following the Closing.

          (a) In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 9 below).

          (b) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the operation of the Division by Seller, the other party shall cooperate with it and its counsel in the defense or contest, make available its personnel within reason, and provide such testimony and access to its books and records within reason as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
Section 9 below).

          (c) Buyer and Seller shall use commercially reasonable efforts to cooperate in sales efforts of their respective products for a period ending December 31, 2001 and in this regard: (i) Buyer shall provide competitive pricing upon request of Seller for Buyer's products to the extent such products would be most effectively bundled in sales efforts: and (ii) Seller will use commercially reasonable efforts through its global sales and service organization to promote Buyer's products in markets where Buyer currently sells its products through one of Seller's distribution channels, at terms and conditions to be agreed upon between Buyer and Seller that are mutually acceptable to Buyer and Seller.

          (d) Seller agrees to: (i) promptly forward to Buyer all written, telephonic, and electronic inquiries for Buyer's products for a period of two
(2) years from the Closing Date; and (ii) provide a link to Buyer's website, at Buyer's cost and expense.

          (e) Buyer and Seller agree to timely pay all intercompany debts relating to the Acquired Assets or the Assumed Liabilities in accordance with their respective terms.

     7. Conditions to Obligations of Seller. The obligations of Seller to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Seller.

          7.1 Correctness of Representations and Warranties. All of the representations and warranties of Buyer contained in this Agreement shall have been true and complete in all material respects on the date hereof and shall be true and complete in all material respects on the Closing Date with the same effect as if made on the Closing Date, and Buyer shall have executed and delivered to Seller at Closing a certificate to such effect.

          7.2 Performance of Covenants and Agreements. All of the covenants and agreements of Buyer contained in this Agreement and required to be performed by Buyer on or before the Closing Date shall have been performed in all material respects, and Buyer shall have executed and delivered to Seller at Closing a certificate to such effect.

          7.3 Opinion of Counsel for Buyer. Seller shall have received an opinion of counsel for Buyer, the form and substance reasonably satisfactory to and addressed to Seller and dated the Closing Date. In rendering such opinions, counsel may rely upon certificates of public officials and upon certificates of officers of Buyer as to factual matters and on opinions of other counsel of good standing whom such counsel believes to be reliable.

          7.4 Exhibits and Schedules. Buyer and Seller shall mutually agree to the Exhibits and Schedules referenced in this Agreement.

          7.5 Mapics. Buyer and Seller shall have resolved, on terms mutually agreeable to Buyer and Seller the issue regarding the assignability of the Mapics, Inc. software license.

          7.6 Additional Closing Documents. Buyer shall have delivered to Seller at or prior to the Closing such documents (including a certificate of officers of Buyer) as Seller may reasonably request in order to enable Seller to determine whether the conditions to Seller's obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

          7.7  No Legal Bar.

               7.7.1 There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

               7.7.2 None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties or their representatives, in connection herewith, in connection with any of the transactions contemplated hereby.

     8. Conditions to Obligations of Buyer. The obligations of Buyer to make the deliveries contemplated at the Closing shall, in addition to conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer:

     8.1 Correctness of Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall have been true and complete in all material respects on the date hereof and shall be true and complete in all material respects on the Closing Date with the same effect as if made on the Closing Date, and Seller shall have executed and delivered to Buyer at Closing a certificate to that effect.

     8.2 Performance of Covenants and Agreements. All of the covenants and agreements of Seller contained in this Agreement and required to be performed by Seller on or before the Closing Date shall have been performed in all material respects, and seller shall have delivered to Buyer at Closing a certificate to that effect.

     8.3 Opinion of Counsel for Seller. Buyer shall have received an opinion of counsel for Seller, in form and substance reasonably satisfactory to and addressed to Buyer and dated the Closing Date. In rendering such opinions, counsel may rely upon certificates of public officials and upon certificates of officers of Seller as to factual matters and on opinions of other counsel of good standing, whom such counsel believes to be reliable.

     8.4 Exhibits and Schedules. Buyer and Seller shall mutually agree to the Exhibits and Schedules referenced in this Agreement.

     8.5 Mapics. Buyer and Seller shall have resolved, on terms mutually agreeable to Buyer and Seller the issue regarding the assignability of the Mapics, Inc. software license.

     8.6 Additional Closing Documents. Seller shall have delivered to Buyer at or prior to the Closing such additional documents as Buyer may reasonably request in order to enable Buyer to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     8.7  No Legal Bar.

          8.7.1 There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

          8.7.2 None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties or their representative in connection herewith or in connection with any of the transactions contemplated hereby.

     8.8 Material Adverse Effect. The Division shall not have experienced a Material Adverse Effect since June 30, 2000, provided, that Buyer's obligations shall not be subject to this condition with respect to any Material Adverse Effect known to Buyer as of the date hereof.

     8.9 Covenant Not to Compete. Seller shall have executed and delivered to Buyer the Covenant Not to Compete and Confidentiality Agreement attached hereto as Exhibit A (the "Covenant Not to Compete").

     8.10 Third-Party Consents and Approvals. Seller shall have obtained all consents and approvals of third parties required under the Contracts Requiring Consent or otherwise in connection with the consummation of the transactions contemplated hereby, which consents and approvals shall be in forms reasonably satisfactory to Buyer.

     8.11 Board of Directors Approval. The Board of Directors of Buyer shall have approved the consummation of the transactions contemplated herein.

     8.12 Transfer Documents. Seller shall have executed and delivered to Buyer such bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Acquisition Assets or any part thereof as Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to Buyer of the Acquisition Assets free and clear of all Liens other than Permitted Liens.

  9. Indemnification.

     9.1 Indemnification by Seller. Subject to the limitations set forth in
Section 9.3, Seller covenants and agrees to indemnify and hold harmless Buyer and each affiliate, director, officer, agent and representative of Buyer (the "Buyer Indemnified Parties") in respect of any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities and expenses (including, without limitation, settlement costs, reasonable attorneys' fees and any other expenses of investigating or defending any actions or threatened actions) (collectively, the "Losses") incurred by Buyer or any other Buyer Indemnified Party arising out of or relating to:

         9.1.1 Any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or any other agreement to be delivered in connection with this Agreement, provided, however, notwithstanding anything herein to the contrary, Seller shall have no liability under this Agreement or any such other agreement to Buyer for any fact or omission known by Buyer at the date hereof or at the Closing; and

         9.1.2 The Retained Liabilities;

          9.1.3 Except as otherwise provided herein, any obligations or liabilities relating to the operation of the Division prior to the Closing Date, including any liability or obligation arising from any act, occurrence or event which occurs prior to the Closing Date; and

     9.2  Indemnification by Buyer.  Subject to the limitations set forth in
Section 9.3, Buyer hereby covenants and agrees to indemnify and hold harmless Seller and each affiliate, director, officer, agent and representative of Seller (the "Seller Indemnified Parties") in respect of any and all Losses arising out of or relating to:

          9.2.1 Any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Buyer contained in this Agreement or any other agreement to be delivered in connection with this Agreement, provided, however, notwithstanding anything herein to the contrary, Buyer shall have no liability under this Agreement or any such other agreement to Seller for any fact or omission known by Seller at the date hereof or at the Closing.

          9.2.2  The Assumed Liabilities; and

          9.2.3 Except as otherwise provided herein, any obligations or liabilities relating to the operation of the Division after the Closing Date, including any liability or obligation arising from any act, occurrence or event which occurs after the Closing Date.

     9.3  Indemnification Limitations.

          9.3.1 Claims for indemnification made under this Agreement may be made only during the period from the Closing Date until the date eighteen (18) months after the Closing Date; provided, however, that: (a) claims based upon a willful, fraudulent or intentional misrepresentation contained in this Agreement or the exhibits and schedules hereto ("Fraud Claims") and claims for breach of Seller's obligation to consummate the transaction contemplated hereby or any covenant, agreement or obligation to be performed by Seller after the Closing may be made only until barred by applicable statutes of limitation; (b) claims made under Section 9.1.2, 9.1.3, 9.2.2 and 9.2.3 (including without limitation the obligation to pay the tax liabilities described in Section 2.3(d)) may be made up to and until any claims by a third party (including any applicable governmental or other taxing authority) giving rise to any such claim are barred by the applicable statutes of limitations, if any, and (c) claims of breach of the representations and warranties set forth in Section 3.3 may be made up to and until any claims by a third party giving rise to any such claim are barred by the applicable statutes of limitations, if any.

          9.3.2 Notwithstanding any other provision of this Agreement, Seller shall not be liable to Buyer for any matter that could be made the subject of a claim under Section 9.1 regarding any Losses, (exclusive of interest thereon and without regard to any materiality qualification) that do not exceed in the aggregate $10,000 (the "Threshold"); provided however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities not exceeding the Threshold reaches the Threshold, Seller shall thereafter be liable in full regarding all such claims, losses, expenses, obligations, and liabilities (including the amount of the Threshold), subject to other limitations contained in this Section 9.

         9.4 Claims. Whenever any claim shall arise for indemnification, the indemnified party shall notify the Seller of the claim pursuant to Section 9.6 hereunder and, when known, the facts constituting the basis for such claim and the amount or estimate of the amount of the liability arising from such claim. Buyer shall not settle or compromise any claim by a third party which is entitled to indemnification hereunder without the prior written consent of Seller unless (i) suit shall have been instituted against Buyer and (ii) Seller shall have not have taken control of such suit within 10 days after notification thereof as provided in Section 9.6.

         9.5 Defense by Seller. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than Buyer or any other indemnified party, Seller, at its sole cost and expenses, may, upon written notice to Buyer, assume the defense of any such claim or legal proceeding provided that Seller acknowledges its obligation to indemnify Buyer in respect of the claims asserted therein. If Seller assumes the defense of any such claim or legal proceeding, Seller shall select counsel reasonably acceptable to Buyer to conduct the defense of such claims or legal proceedings and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. Buyer shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If Seller does not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, Buyer may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Seller, on such terms as Buyer may deem appropriate. Seller shall be entitled to participate in any defense of any action by Buyer, which participation shall be limited to contributing information to the defense and being advised of its status. In any action by Buyer seeking indemnification from Seller in accordance with the provisions of this Section, Seller shall be entitled to question the manner in which Buyer defended such claim or litigation or the amount of or nature of any such settlement.

         9.6 Notice. Buyer agrees that in the event of any occurrence which may give rise to a claim by an indemnified party against Seller thereunder, Buyer will give notice thereof as soon as practicable to Seller, provided, however, that failure of Buyer to timely give the notice provided in this Section shall not be a defense to the liability of Seller for such claim unless Seller is materially prejudiced by such failure, but Seller may recover from Buyer any actual damages arising from Buyer's failure to give such timely notice.

     10. Termination.

        10.1 Termination of Agreement. Buyer and Seller may terminate this Agreement as provided below:

               (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach; or (ii) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under Section 8 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach; or (ii) if the Closing shall not have occurred on or before September 30, 2000, by reason of the failure of any condition precedent under Section 7 hereof (unless the failure of results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

     10.2 Effect of Termination. If any party terminate this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach). Provided, however, that the confidentiality provisions contained in Section 6.5 above shall survive termination.

     11.  Miscellaneous Provisions.

          11.1 CONSTRUCTION. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

          11.2 Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to Buyer:        Systems Technology, Inc.
                              1351 E. Riverview Drive
                              San Bernardino, CA 92317
                              Attn: John G. St. John
                              Facsimile: (425) 988-0414

          With copies to:     Varner, Saleson & Dobler LLP
                              3750 University, Suite 610
                              Riverside, CA 92501
                              Attention: Craig O. Dobler
                              Facsimile: (909) 274-7770

          If to Seller:       Baldwin Technology Corporation
                              12 Commerce Drive
                              Shelton, CT 06484
                              Attention: President
                              Facsimile: (203) 929-7856

          With copies to:     Morgan Lewis & Bockius
                              101 Park Avenue
                              New York, NY 10178
                              Attention: Samuel B. Fortenbaugh
                              Facsimile: (212) 309-6273

          With copies to:     FleetBoston Robertson Stephens
                              100 Federal Street, 11th Floor
                              Mail Stop: MA DE 1001 1H
                              Boston, MA 02110
                              Attention: Michael A. Papile
                              Facsimile: (617) 434-5717

     11.3 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other party; provided, however, that Buyer shall have the right to assign its rights hereunder for security purposes to any financing institution extending credit to Buyer or any affiliates.

     11.4 Amendments and Waivers. This Agreement and all Exhibits and Schedules hereto may be modified only by a written instrument duly executed by each party. No condition to any party's obligations and no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party whose obligations are subject to such condition or who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

     11.5 Survival. All representations and warranties contained in Section 3 (with respect to Seller) and in Section 4 (with respect to Buyer) shall survive until the date eighteen (18) months after the Closing Date.

     11.6  Remedies. The indemnification obligations of Seller and Buyer under
Section 9 shall constitute the sole and exclusive remedies of Buyer and Seller, respectively, with respect to the matters described in Section 9.1 and 9.2, respectively.

     11.7 Attorneys' Fees. In the event that any action or proceeding, including arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution.

     11.8 Binding Nature of Agreement. This Agreement includes each of the Schedules and Exhibits which are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and assigns.

     11.9 Expenses. The costs and expenses of Buyer, including the legal fees and disbursements of Varner, Saleson & Dobler LLP shall be borne by Buyer. The costs and expenses of Seller, including the legal fees and disbursements of Morgan, Lewis & Bockius, shall be borne by Seller. All sales, use and transfer taxes and fees imposed in connection with the transactions contemplated hereby shall be borne by Seller, provided, that all sales taxes imposed in connection with the transactions contemplated hereby in excess of $60,000 shall be borne equally by Buyer and Seller.

     11.10 Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof.

     11.11 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     11.12 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          11.13 Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

          11.14 Knowledge. Certain of the representations and warranties are made "to the best knowledge" or "to the knowledge." The parties hereto agree that the meaning of such expression shall in all cases be understood as comprising actual knowledge and belief of the party or parties making such representations and warranties or any officer or director of such party after reasonable inquiry of such party's employees and representatives and reasonable review of such party's files, books and records, provided, that Seller's "knowledge" shall not include the knowledge of any officer, director or employee of the Division or any obligation to inquire of any such person or review any files, books or records of the Division that are in the possession and control of the Division but shall include knowledge of any officer, director or employee of the Division to the extent communicated in writing to an officer or director of Seller or its affiliates that is not employed at the Division.

     12.  Arbitration.

          12.1 Agreement to Arbitrate. Except (a) as provided in Section 12.4, and (b) for claims of fraud, any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be settled, at the request of either party, by arbitration conducted in Los Angeles, California or such other location upon which the parties may mutually agree, before and in accordance with the then existing Rules of Commercial Arbitration of the American Arbitration Association ("AAA"), and judgment upon any award rendered by the arbitrator may be entered by any State or Federal court having jurisdiction thereof. Any controversy concerning whether a dispute is an arbitrable dispute shall be determined by the arbitrator. The parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable. The designation of a situs or specifically a governing law for this agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable.

          12.2 Selection of Arbitrator. The sole arbitrator, who shall be selected in accordance with the procedures of the AAA, shall be a retired or former judge of any Federal court appointed under Article III of the United States Constitution who presided in a court located in the State in which the arbitration is conducted, or a retired or former judge of a trial court of general jurisdiction or a higher court of the State in which the arbitration is conducted.

          12.3 Expenses. The arbitrator shall award to the prevailing party in any arbitration proceeding commenced thereunder, and the court shall include in its judgment for the prevailing party in any claim arising under this Agreement or relating to the transactions contemplated hereby, the prevailing party's costs and expenses (including expert witness expenses and reasonable attorneys' fees) of investigating, preparing and presenting such arbitration claim or cause of action.

          12.4 Aid to Arbitration. Any party hereto may request a court of competent jurisdiction, as set forth in Section 13, hereof, to grant provisional injunctive relief to such party solely for the purpose of maintaining the status quo until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction thereof.

     13. Submission to Jurisdiction Agent for Service. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT EXECUTED THEREUNDER, OTHER THAN ANY ACTION OR PROCEEDING REQUIRED BY SECTION 11, TO BE SUBMITTED TO ARBITRATION, SHALL BE LITIGATED IN SUCH COURTS, AND EACH OF THE PARTIES WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS TO ALL SUCH SERVICE OF PROCESS MADE IN THE MANNER SET FORTH IN SECTION 11. Nothing contained in this Section 12 shall affect the right of any party to serve legal process on any other party in any other manner permitted by law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                  "Seller"

                                        BALDWIN TECHNOLOGY CORPORATION, a
                                        Connecticut corporation

                                        By:
                                            -------------------------------
                                        Its:
                                            -------------------------------



                                                   "Buyer"

                                        SYSTEMS TECHNOLOGY, INC. a Delaware
                                        corporation

                                        By:        [illegible]
                                            -------------------------------
                                        Its:       President
                                            -------------------------------